Exhibit 99.1

FILTRATION

(a business of STANADYNE CORPORATION)

Financial Statements

as of December 31, 2013

and for the year ended December 31, 2013

FINANCIAL STATEMENTS

Independent Auditor’s Report

To The Board of Directors and Stockholder of Stanadyne Corporation:

We have audited the accompanying financial statements of Filtration (the “Business”), a business of Stanadyne Corporation, which comprise the balance sheet as of December 31, 2013 and the related statements of operations, changes in equity and cash flows for the year then ended.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Business at December 31, 2013 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of a Matter

The accompanying financial statements have been prepared assuming that the Business will continue as a going concern. As discussed in Note 1 to the financial statements, Stanadyne Corporation and its subsidiaries have a significant amount of outstanding debt maturing in the next twelve months that raises substantial doubt regarding its ability to continue as a going concern. Management’s plans in regard to these matters are discussed in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

April 28, 2014

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BALANCE SHEET

(dollars in thousands)

December 31, 2013

ASSETS
Current Assets:
Accounts receivable, net of allowance for uncollectible accounts of $50	$16,032
Inventories, net	4,690
Debt issuance costs	468
Deferred income taxes	44

Total current assets	21,234
Property, plant and equipment, net	8,440
Goodwill	103,834
Intangible and other assets, net	8,642

Total assets	$142,150

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$7,209
Accrued liabilities	3,422
Current maturities of long-term debt	68,423

Total current liabilities	79,054
Deferred income taxes	5,125
Other non-current liabilities	245

Total liabilities	84,424

Commitments and Contingencies (Notes 9 and 19)
Equity:
Parent company investment	57,726

Total equity	57,726

Total liabilities and equity	$142,150

See accompanying notes to financial statements.

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STATEMENT OF OPERATIONS

(dollars in thousands)

Year Ended December 31, 2013
Net sales	$107,798
Cost of goods sold	58,112

Gross profit	49,686
Selling, general, administrative and other operating expenses	13,330

Operating income	36,356
Other expense (income):
Interest expense	7,522
Other income	(197)

Income from operations before income tax expense	29,031
Income tax expense	9,393

Net income	19,638
Other comprehensive income	—

Comprehensive income, net of tax	$19,638

See accompanying notes to financial statements.

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STATEMENT OF CHANGES IN EQUITY

(dollars in thousands)

Equity
December 31, 2012	$55,278
Net income	19,638
Corporate overhead costs funded by parent	3,654
Interest allocated from parent	6,843
Net distributions to parent	(27,687)

December 31, 2013	$57,726

See accompanying notes to financial statements.

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STATEMENT OF CASH FLOWS

(dollars in thousands)

Year Ended December 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,638
Adjustments to reconcile net income to net cash provided by operating activities:
Corporate overhead costs funded by parent	3,654
Interest allocated from parent	6,843
Depreciation and amortization	3,309
Amortization of debt issuance costs	679
Deferred income taxes	(795)
Changes in assets and liabilities:
Accounts receivable	(3,419)
Inventories	(737)
Accounts payable	(142)
Accrued liabilities	191
Other non-current liabilities	(25)

Net cash provided by operating activities	29,196

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,509)

Net cash used in investing activities	(1,509)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net distributions to parent	(27,687)

Net cash used in financing activities	(27,687)

Net (decrease) increase in cash and cash equivalents	—
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$—

See accompanying notes to financial statements.

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NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except where otherwise noted)

(1)	Business and Basis of Presentation

Description of Business. Filtration (“the Business,” “we,” “us” or “our”) sells a complete line of technologically advanced diesel fuel filters to original equipment manufacturers (“OEMs”) for use in a variety of applications, including agricultural and construction vehicles and equipment, industrial products, automobiles, light duty trucks and marine equipment. Aftermarket sales of fuel filters and fuel additives is a core element of Filtration’s business. The Business sells replacement parts through various global channels to service its products, including the service organizations of its OEM customers, its own authorized network of distributors and dealers, and major aftermarket filtration companies. Filtration historically operated as a business of Stanadyne Corporation (“Stanadyne” or “Parent”), which has sole ownership of the assets used in the Business’ operations. Filtration is headquartered in Windsor, Connecticut and has a manufacturing and distribution facility in Washington, North Carolina.

Basis of Presentation. The financial statements reflect the financial position, results of operations and cash flows of the Business for the period presented. Filtration has historically operated as part of Stanadyne and not as a stand-alone company, and therefore Filtration has received substantial management and shared administrative services from Stanadyne. The historical financial statements reflect the amounts that have been “carved-out” from the Parent’s consolidated financial statements and reflect assumptions and allocations made by the Parent to depict the Business on a stand-alone basis. As a result, the financial statements may not be indicative of the financial position, results of operations and cash flows that would have been presented if the Business had been a stand-alone entity. The historical financial information is not necessarily indicative of what the results of operations, financial position and cash flow will be in the future. These financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”), Securities and Exchange Commission (“SEC”) Regulation S-X, Article 3, General Instructions as to Financial Statements and SEC Staff Accounting Bulletin (“SAB”) Topic 1-B, Allocations of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity.

The financial statements were prepared using the Parent’s historical basis in the assets and liabilities of the Business, and its historical financial statements include all revenues, costs, assets and liabilities directly attributable to the Business. In addition, certain expenses reflected in the financial statements include allocations of corporate expenses from the Parent, which in the opinion of management are reasonable. All such costs and expenses have been deemed to have been contributed to the Business by the Parent in the period in which the costs were incurred. Current income taxes are deemed to have been remitted, in cash, to the Parent in the period the related income taxes were recorded.

The Parent centralizes cash management and operations financing. Accordingly, none of the cash at the Parent has been assigned to the Business in the financial statements. The Parent’s equity in the Business as shown in the balance sheet includes amounts due to and due from the Parent as well as intercompany receivables and payables with the Parent.

Liquidity and Financial Position. Filtration is operated as a business of Stanadyne, which has sole ownership of the net assets used in the Business’ operations and is therefore subject to Parent’s liquidity constraints. Stanadyne’s financial position, results of operations and cash flows have been adversely affected by the manufacturing reorganization in 2011 as well as the global recession in 2012, and may continue to be affected by significant volatility in the worldwide capital, credit and commodities markets, lower corporate profits and increased capital spending. Stanadyne Holdings, Inc. (“Holdings”), which indirectly owns all of the outstanding common stock of Stanadyne, incurred consolidated net losses and negative cash flows from operations in each of the last three years. Stanadyne incurred a net loss and negative cash flows from operations in 2011 and 2013. Holdings and Stanadyne are both highly leveraged with total debt of $324.6 million and $218.6 million, respectively, outstanding at December 31, 2013. Stanadyne has $217.0 million of short-term debt, including $17.2 million outstanding under the U.S. Revolver which matures on May 30, 2014, $25.0 million under a Term Loan agreement which matures June 30, 2014 and $160.0 million of indebtedness which matures on August 15, 2014. In addition, Holdings has $100.0 million of indebtedness which matures on February 15, 2015.

The indenture governing Stanadyne’s senior subordinated notes limits the amount of dividends that can be paid to an amount calculated under a Restricted Payments Basket (as defined by the terms of the indenture) (“RP Basket”). As it has no operations, Holdings relies on dividends indirectly received from Stanadyne to make semi-annual interest payments on its senior discount notes. Failure to make these interest payments would result in an event of default under the terms of the senior discount notes. Beginning in 2012, Holdings’ majority shareholder, Kohlberg Management IV, L.L.C. and related managed funds (“Kohlberg”), advised Holdings that it would provide financial assistance to Holdings, to the extent necessary, in meeting the semi-annual interest payments. On

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NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except where otherwise noted)

August 14, 2013 and February 14, 2014, Holdings entered into Convertible Subordinated Note (“Notes”) agreements totaling $6.0 million each with Kohlberg. The total proceeds from the Notes of $12.0 million were used to meet Holdings’ August 15, 2013 and February 15, 2014 interest payment obligations on Holdings’ senior discount notes.

Stanadyne estimates that cash flows from operations combined with existing cash balances and amounts currently available under the U.S. Revolver and limited financial assistance from Kohlberg, if necessary, will be sufficient to fund its cash requirements for planned capital investments, interest payments on outstanding indebtedness, and projected working capital needs for the next twelve months if Stanadyne is able to renew or replace the expiring U.S Revolver under similar terms. Stanadyne is actively engaged in activities that would include the renewal or replacement of this expiring credit facility.

Stanadyne does not anticipate that current sources of cash will be sufficient to repay the $25.0 million of indebtedness under the Second-Lien Term Loan Agreement with Jefferies Finance LLC or the $160.0 million of indebtedness under the Senior Subordinated Notes scheduled to mature on June 30, 2014 and August 15, 2014, respectively, and accordingly is evaluating various options aimed at refinancing such amounts prior to their maturity, or restructuring its business and exploring other strategic alternatives in order to address the maturing debt. One such option includes refinancing these maturing obligations with a senior secured second lien term loan through certain funds and accounts managed or advised by Beach Point Capital Management LP (the “Lenders”), pursuant to a Commitment Letter entered into on February 12, 2014, under which the Lenders have committed, subject to the terms and conditions specified in the Commitment Letter, to provide a $220.0 million senior secured second lien term loan (the “Loan”) to Stanadyne, maturing on the fifth anniversary of closing. The Loan may be drawn in the sole discretion of Stanadyne on or prior to April 30, 2014. Stanadyne has not yet drawn upon the Commitment Letter, and therefore has not completed this refinancing.

Stanadyne can provide no assurance that it will be able to discharge the maturing obligations of the U.S Revolver, the Second-Lien Term Loan Agreement with Jefferies Finance LLC or the Senior Subordinated Notes, or complete their refinancing or that financing options available will be on favorable or acceptable terms. If Stanadyne is unable to discharge, refinance or replace the maturing debt obligations, it would be in default under the terms of agreements governing that indebtedness, which would result in cross-defaults under its other outstanding indebtedness and would allow the lenders for both Holdings and Stanadyne to exercise their rights and remedies as defined under their respective agreements, including their right to accelerate the repayment of existing indebtedness. Such an acceleration would have a material adverse effect on the financial position, results of operations and cash flows for Holdings, Stanadyne and Filtration.

The factors described above create uncertainty, and management will continually monitor its revenues and operating cash flow against expectations. In the event forecasts to generate sufficient operating cash flow are not realized, Stanadyne may need to reduce headcount, reduce other spending, reduce or delay capital investments and product development, incur more indebtedness, restructure existing indebtedness, raise additional equity capital, restructure its business, or a combination of these items, which may have a further negative impact on its business, results of operations, and cash flows. In addition, Stanadyne’s current debt agreements limit its ability to incur additional indebtedness, so the ability to borrow additional money may be limited by the its debt holders or by conditions in the credit markets.

Given the conditions and events described above and the current uncertainty relating to the refinancing or other strategic options, management has concluded that there is substantial doubt about Stanadyne’s ability to continue as a going concern, and the accompanying Independent Auditor’s Report contains an explanatory paragraph describing the existence of substantial doubt about Stanadyne’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible effects of recoverability and classification of assets or the amounts and classification of liabilities that may result should Stanadyne be unable to continue as a going concern. As Filtration is a Stanadyne business, this substantial doubt also impacts Filtration.

(2)	Summary of Significant Accounting Policies

Use of Estimates. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Business believes that the significant accounting estimates most critical to aid in fully understanding and evaluating the financial results include: product warranty reserves, inventory valuation adjustments for excess or obsolescence, realization of goodwill and other long-lived assets, workers’ compensation liabilities, self-insurance reserves, allocation of Parent costs and determination of income tax balances including valuation allowances. Actual results could differ from those estimates.

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NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except where otherwise noted)

Accounts Receivable. All accounts receivable are reported on the balance sheet at the outstanding principal amount adjusted for any doubtful accounts. Allowances for doubtful accounts are maintained in amounts considered to be appropriate in relation to the accounts receivable outstanding based on collection experience, economic conditions and credit risk quality.

Inventories. Inventories are stated at the lower of cost or market. The principal components of costs included in inventories are materials, labor, subcontract costs and overhead. The Business uses the last-in/first-out (“LIFO”) method of valuing its inventory. At December 31, 2013, inventories valued at LIFO represented $4.7 million. Application of purchase accounting to Filtration’s inventories in conjunction with the 2004 change in control resulted in a base year LIFO inventory value that was greater than the FIFO value through December 31, 2013. The LIFO inventory reserve value represents the amount necessary to state the Business’ inventories valued on a FIFO to LIFO basis.

Debt Issuance Costs. Debt issuance costs related to the Senior Subordinated Notes issued by Stanadyne are amortized over the life of the related debt facility using the interest method of amortization and are included as interest expense in the accompanying statement of operations. Amortization of debt issuance costs included as interest expense in the accompanying statement of operations totaled $679 for the year ended December 31, 2013.

Property, Plant and Equipment. Property, plant and equipment, including significant improvements thereto, are recorded at cost. Depreciation of plant and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets within the following ranges:

Buildings and improvements	15 to 20 years
Machinery and equipment	2 to 12 years
Computer hardware and software	1 to 5 years

Impairment of Long-Lived Assets, Goodwill and Other Intangible Assets. Filtration evaluates the carrying value of long-lived assets (including property and equipment, goodwill and other intangible assets) when events or circumstances warrant such a review. Goodwill and intangible assets with indefinite lives are tested for impairment annually during the fourth fiscal quarter each year or more often if events or circumstances indicate a reduction in the fair value below the carrying value. To test for goodwill impairment, the carrying value of the Business is compared with its fair value. If the carrying value of the goodwill or long-lived asset is considered impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset. There was no impairment of goodwill or intangible assets with indefinite lives identified through December 31, 2013. Refer to Note 7 for goodwill and Note 8 for intangible assets.

Fair Value of Financial Instruments. Disclosures of fair value information for certain assets and liabilities are required whether or not recorded in the balance sheet, for which it is practicable to estimate such value. Filtration has the following financial instruments: accounts receivable, accounts payable, accrued liabilities and long-term debt. Filtration considers the carrying amount of these items, excluding long-term debt, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization. Refer to Note 12 for fair value disclosures of long-term debt.

Revenue Recognition. Sales and related costs of sales are recorded when products are shipped to customers, unless delivery terms specify transfer of title at point of destination, in which case the sales and related cost of sales are recognized when goods are delivered. Filtration establishes estimates for sales returns and allowances based on historical experience. Filtration does not provide customers with general rights of return for products sold; however, in limited circumstances, we will allow sales returns and allowances from customers if the products sold do not conform to specifications. Freight on sales is recorded as a component of selling, general, administrative and other operating expenses and totaled $1.7 million in 2013.

Product Warranty. Filtration provides an accrual for the estimated future warranty costs of its products at the time the sale is recognized. These costs are based upon analyses of historical experience of product returns and the related cost.

Self-Insurance Reserves. Filtration is self-insured for a substantial portion of its health care and workers’ compensation insurance programs. With advice and assistance from outside experts, reserves are established using estimates based on, among other factors, reported claims to date, prior claims history, and projections of claims incurred but not reported. Future medical cost trends are incorporated in the projected costs to settle existing claims. If actual results in any of these areas change from prior periods, adjustments to recorded reserves may be required.

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NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except where otherwise noted)

Sales Taxes. Filtration collects and remits taxes assessed by different governmental authorities that are both imposed on and concurrent with revenue producing transactions between the Business and its customers. These taxes may include sales, use, value-added and some excise taxes. Filtration reports the collection of these taxes on a net basis (excluded from revenues).

Research and Development. R&D costs incurred for the year ended December 31, 2013 were $2.8 million, of which $0.1 million was reimbursed by customers or offset through state incentive programs. Net R&D expenses of $2.7 million, for the year ended December 31, 2013, are included in the statement of operations. R&D expenses include engineering labor, prototype hardware, and other development costs.

Pension and Other Postretirement Benefits. Certain Filtration employees participate in pension and other post-retirement benefits plans sponsored by the Parent. Filtration accounts for these Parent sponsored plans as multi-employer plans in the financial statements. Filtration is not required to report a liability for multi-employer plans beyond the contributions currently due and unpaid to the plan. Therefore, no assets or liabilities related to these plans have been included in the balance sheet.

Depreciation and Amortization. Property and equipment and other intangible assets are depreciated and amortized over their estimated useful lives generally using the straight-line method. Property and equipment expenditures for new and revised products, increased capacity and the replacement or major renewal of significant items are capitalized. Expenditures for maintenance, repairs and minor renewals are generally charged to expense as incurred.

Income Taxes. The Business records income taxes under FASB ASC No. 740, “Income Taxes” (“ASC 740”), under which deferred taxes reflect the temporary differences between book and tax basis of assets and liabilities. A valuation allowance is established if, based on management’s review of both positive and negative evidence, it is more-likely-than-not that all or a portion of the deferred tax asset will not be realized. The Business is not a separate taxable entity for federal and state income tax purposes and its operations are included in the consolidated tax returns of the Parent. The income taxes have been prepared using a hypothetical computation on a separate return basis as if the Business were a stand-alone entity. In the ordinary course of business, there is inherent uncertainty in quantifying the Business’ income tax positions. The Business assessed its income tax positions and records tax benefits for all years subject to examination based upon management’s evaluation of the facts, circumstances, and information available at the reporting date. In accordance with ASC 740, for those tax positions where it is more likely-than-not that a tax benefit will be sustained, the Business has recorded the largest amount of tax benefit with a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where it is not more-likely-than-not that a tax benefit will be sustained, no tax benefit has been recognized in the financial statements. Where applicable, associated interest has also been recognized. The Business recognizes penalties and accrued interest related to unrecognized tax benefits as components of income tax expense.

Stock Options. Filtration records stock-based compensation based on the grant date fair value of the award. Compensation expense is attributed using a graded-vesting method over the requisite service period for each separately vesting portion of an award as if the awards were, in substance, multiple awards, which results in an acceleration of compensation.

Parent Company Investment. Parent company investment includes the Parent’s investment in Filtration and the net amounts due to or due from the Parent. Recorded amounts reflect capital contributions and/or dividends as well as the results of operations and other comprehensive income (loss).

(3)	Transactions with Parent and Other Related Party Transactions

Relationship with Parent. Historically, Filtration has been managed and operated by Stanadyne along with other Stanadyne affiliates. Accordingly, certain shared costs have been allocated to Filtration and reflected as expenses in the financial statements. Stanadyne considers the allocation methodologies and assumptions used to be reasonable and appropriate reflections of the related expenses deemed attributable to the Business for purposes of the financial statements. These statements reflect allocated expenses associated with centralized Parent support functions including: legal, tax, treasury, accounting, human resources, risk management, payroll, accounts receivable and accounts payable processing, information technology and other services. The costs associated with these generally include all payroll and benefit costs as well as overhead costs related to the support functions. The Parent also

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NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except where otherwise noted)

allocated costs associated with office facilities, corporate insurance coverage and medical, pension, post-retirement and other health plan costs for employees participating in Parent sponsored plans. Allocations are based on a number of utilization measures including revenues, cost of sales, headcount and proportionate usage. The expenses reflected in Filtration’s financial statements may not be indicative of the actual expenses that would have been incurred during the period presented if Filtration historically operated as a separate, stand-alone entity. In addition, the expenses reflected in the financial statements may not be indicative of expenses that will be incurred in the future by the Business.

Cash Management

Filtration participates in Stanadyne’s centralized cash management programs, and thus no cash has been attributed to the Business. Disbursements for Filtration expenses and other purchases are made by Stanadyne, and cash receipts are deposited directly into centralized accounts, also maintained by Stanadyne.

Facilities

The Business recognizes rental income related to the portion of the production facility utilized by other Stanadyne businesses. The charge totaled $197 and was estimated using a triple net lease rate based on a market rent assessment. All other operating expenses related to the production facility were allocated to the individual businesses based on the relative space occupied.

Interest Expense and Debt

A portion of Stanadyne’s outstanding debt resulting from the acquisition of Stanadyne by Kohlberg and related interest expense of $7.5 million was allocated to the financial statements of the Business. The debt totaled $68.4 million and was allocated based on the relative fair value of the Business compared to Stanadyne’s other businesses. In addition, $0.5 million of debt issuance cost was allocated to the Business based on the allocated debt balance relative to the other businesses of the group.

Debt held by Holdings was not allocated to the Business as it was not deemed to represent acquisition related debt and is not guaranteed by any of Holdings’ subsidiaries. Holdings relies on dividends indirectly from Stanadyne to make semi-annual interest payments on its senior discount notes.

Pension and Other Post-retirement Benefits

The Business does not sponsor any pension, post-retirement or employee savings plans. However, certain of the Business’ employees participate in a noncontributory defined benefit pension plan and a supplemental employee retirement plan, each sponsored by Stanadyne. Stanadyne also provides post-retirement health care and life insurance benefits to certain of its retired employees and dependents. Filtration employees are also eligible to participate in a defined contribution (401(k)) plan sponsored by Stanadyne.

All obligations pursuant to these plans are obligations of Stanadyne and, as such, are not included in the Business’ accompanying balance sheet. Stanadyne allocates to the Business the net periodic benefit costs for employees that are beneficiaries of pension plans and the net periodic income of other post-retirement benefit plans, both of which are included in the statement of operations.

The costs associated with pension plans are included in cost of goods sold and selling, general, administrative and other operating expenses in the statement of operations and totaled $0.2 million and $0.4 million, respectively, for the year ended December 31, 2013. The income associated with other post-retirement benefits is included in selling, general, administrative and other operating expenses in the statement of operations and totaled $0.2 million for the year ended December 31, 2013.

Stock Options

Certain Filtration employees have been granted options to purchase shares of Holdings. Filtration accounts for these grants as if Holdings made a capital contribution to Filtration, and Filtration granted the options. The options include financial performance targets tied to the operating performance of Stanadyne. No compensation expense was recorded in the year ended December 31, 2013 and no compensation expense is expected to be recorded in future periods as Stanadyne management determined that it is not probable that the financial performance targets associated with the awards will be achieved.

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NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except where otherwise noted)

Other Allocated Costs

Other allocated costs include, but are not limited to, research and development, employee benefits, pension and post-retirement health care and life insurance costs, finance functions, human resources functions, risk management functions, information technology services, facilities, and legal fees, among others. These costs are included in selling, general, administrative and other operating expenses in the statement of operations and totaled $3.7 million for the year ended December 31, 2013.

Related Party Transactions. The Business has transactions in the ordinary course of business with its Parent and with other members of the Stanadyne group (the “Affiliated Group”), including intercompany sales and management fees.

Sales in the statement of operations include the sale of goods and services to members of the Affiliated Group amounting to $1.3 million in 2013. Filtration does not purchase products from any members of the Affiliated Group.

(4)	New Accounting Standards

Comprehensive Income. In February 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2013-02, “Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” This ASU intends to improve the reporting of reclassifications out of accumulated other comprehensive income by requiring entities to provide information about the reclassified amounts by component. The guidance was effective prospectively for reporting periods beginning after December 15, 2012. This ASU did not have a material impact on our financial statements or disclosures.

Presentation of Financial Statements and Property, Plant and Equipment. In April 2014, the FASB issued ASU 2014-08, “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” This ASU amends the requirements for reporting discontinued operations and presents additional disclosure requirements about discontinued operations. Under the new guidance, only disposals representing a strategic shift in operations - that is, a major effect on the organization’s operations and financial results are presented as discontinued operations. Additionally, the ASU requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations. This update is effective in the first quarter of 2015. Management is currently evaluating the new guidance to determine the impact it may have to its financial statements.

(5)	Inventories

Inventories at December 31 consisted of:

2013
Raw materials	$3,341
Work in process	610
Finished goods	739

$4,690

The LIFO reserve (an addition to FIFO value) at December 31, 2013 was $225 and is included in the amounts shown in the table above.

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NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except where otherwise noted)

(6)	Property, Plant and Equipment

Property, plant and equipment at December 31 consisted of:

2013
Land	$275
Buildings and improvements	2,158
Machinery and equipment	15,703
Construction in progress	1,050

Gross Property, Plant and Equipment	19,186
Less accumulated depreciation and amortization	10,746

Net Property, Plant and Equipment	$8,440

Depreciation expense was $1,241 for the year ended December 31, 2013.

(7)	Goodwill

A portion of goodwill related to the 2004 acquisition of Stanadyne by affiliates of Kohlberg Management IV, LLC has been assigned to Filtration based on the relative fair value of the Business compared to Stanadyne and then taking the excess of that relative fair value compared to the fair value of the identifiable assets acquired and liabilities assumed at acquisition date. Goodwill for the Business totaled $103.8 million at December 31, 2013.

During the fourth quarter of 2013, Filtration performed its annual impairment analysis of goodwill. The goodwill impairment testing analysis included projecting cash flows over a five year period and discounting those amounts based on appropriate market risks and other market factors. Based on those projections and other assumptions used in the analysis, Filtration management concluded that the fair value of the Business exceeded its carrying value. As a result, there was no impairment of goodwill in 2013.

(8)	Intangible and Other Assets

Major components of intangible assets, other than goodwill, at December 31 consisted of:

	2013
	Gross Carrying Value	Accumulated Amortization
Trademarks/trade names	$1,500	$—
Technology/patents	18,300	11,766
Customer contracts	8,168	7,680
Other	120	—

	$28,088	$19,446

Amortization expense of intangible assets for the Business was $2,068 for the year ended December 31, 2013. Estimated annual amortization expense for the Business’ intangible assets is expected to be $1,739 in 2014, $1,054 in 2015, $1,032 in 2016, $1,032 in 2017 and $1,032 in 2018.

There was no impairment of intangible assets with indefinite lives identified in 2013.

FILTRATION

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except where otherwise noted)

(9)	Leases

The Business is obligated under certain non-cancelable operating leases. Rent expense for the year ended December 31, 2013 was $172.

Future minimum payments under non-cancelable operating leases with initial or remaining lease terms in excess of one year as of December 31, 2013 were as follows:

Operating Leases
Year ending December 31:
2014	$74
2015	46
2016	40
2017	40
2018	19
Amounts thereafter	—

Total minimum lease payments	$219

(10)	Accrued Liabilities

Accrued liabilities at December 31 consisted of:

2013
Accrued interest	$2,587
Vacation	304
Health benefits	223
Accrued warranty	125
Salaries, wages and bonus	83
Workers’ compensation	82
Professional fees	18

$3,422

(11)	Other Non-current Liabilities

Other non-current liabilities at December 31 consisted of:

2013
Workers’ compensation	245

$245

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NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except where otherwise noted)

(12)	Long-term Debt

The December 31, 2013 Filtration balance sheet includes $68.4 million of senior secured notes (“Notes”), representing a portion of the $160.0 million of Notes issued by Stanadyne Corporation. The Notes bear interest at a fixed rate of 10.00% and are due on August 15, 2014. Stanadyne issued the Notes in August 2004 in connection with the Kohlberg acquisition. The outstanding balance was allocated to Filtration based on the relative fair value of Filtration at the time of the acquisition. The Notes are subject to covenants including limitations on indebtedness, liens, and dividends or other distributions to stockholders.

The fair value of the Senior Subordinated Notes is based on bid prices and is classified within Level 1 of the valuation hierarchy. The fair value of the Senior Subordinated Notes at December 31, 2013 was $67.2 million.

For the year ended December 31, 2013, interest paid by parent on behalf of Filtration was $6.8 million.

(13)	Pensions

Certain Filtration employees participate in a noncontributory defined benefit pension plan (the “Pension Plan”) sponsored by the Parent that covered substantially all of the domestic hourly and salaried employees until the Pension Plan was frozen on March 31, 2007. Any employee hired after that date is not covered under the Pension Plan. Benefits under the Pension Plan are based on years of service and compensation levels during employment for salaried employees and for the years of service for hourly employees.

Certain Filtration employees are eligible to participate in two nonqualified plans, sponsored by the Parent, titled the “Stanadyne Corporation Benefit Equalization Plan” and the “Stanadyne Corporation Supplemental Retirement Plan” (together, the “SERP”), which are designed to supplement the benefits payable to designated employees under the Pension Plan. The annual benefit payable under the SERP is equal to the difference between the benefit the designated employee would have received under the Pension Plan if certain Internal Revenue Code limitations did not apply to the designated employee’s Pension Plan benefit.

Benefits may be paid under the Pension Plan and the SERP in the form of (i) a straight-life annuity for the life of the participant; (ii) a 50%, 75% or 100% joint and survivor annuity whereby the participant receives a reduced monthly benefit for life and the surviving spouse receives 50%, 75% or 100% of such reduced monthly benefit for life; and (iii) for participants with an accrued benefit of $5 or less, a lump sum.

Filtration accounts for the Pension Plan and the SERP as multi-employer plans in the financial statements. Filtration is not required to report a liability for multi-employer plans beyond the contributions currently due and unpaid to the plans. Therefore, no assets or liabilities related to these plans have been included in the balance sheet. Expenses related to the Pension Plan and SERP, amounting to $0.6 million for the year ended December 31, 2013, were allocated to Filtration and are included in cost of goods sold and selling, general, administrative and other operating expenses in the statement of operations.

(14)	Postretirement Health Care and Life Insurance

Filtration currently makes available certain health care and life insurance benefits for retired employees who were hired before January 1, 2007, through a plan sponsored by the Parent. Full-time employees of Filtration, hired before January 1, 2007, may become eligible for those benefits when they reach retirement, provided they are age 57 or older and have at least ten consecutive years of service immediately preceding retirement, if such programs are still in effect.

Filtration accounts for the postretirement health care and life insurance plan as a multi-employer plan in the financial statements. Filtration is not required to report a liability for this multi-employer plan beyond the contributions currently due and unpaid to the plan. Therefore, no assets or liabilities related to this plan have been included in the balance sheet. The income related to this plan, amounting to $0.2 million for the year ended December 31, 2013, was allocated to Filtration and is included in selling, general, administrative and other operating expenses in the statement of operations.

FILTRATION

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except where otherwise noted)

(15)	Income Taxes

Income tax expense for the year ended December 31, 2013 for the Business consisted of:

		Current	Deferred	Total
2013	Federal	$9,593	$(752)	$8,841
	State	595	(43)	552

		$10,188	$(795)	$9,393

Total income taxes differed from the amounts computed by applying the U.S. federal income tax rate of 35% to income from continuing operations before income tax expense as follows:

Year Ended, December 31, 2013
Computed “expected” expense	$10,161
(Reduction) increase in income tax resulting from:
State taxes, net of federal tax effect	359
Domestic production activities deduction	(966)
Federal research and development credit	(174)
Other, net	13

Total income tax expense	$9,393

The financial statements recognize the current and deferred income tax consequences that result from Filtration’s activities during the current and preceding periods pursuant to the provision of Accounting Standards Codification Topic 740, Income Taxes (ASC 740), as if Filtration were a separate taxpayer rather than a member of the Parent’s consolidated income tax group. Current taxes payable are included in equity as additional Parent capital contributions.

Filtration records deferred tax assets and liabilities to reflect differences between the book and tax basis of assets and liabilities. A valuation allowance is established, based upon management’s assessment, to the extent it is more likely than not that all or a portion of the deferred tax assets will not be realized. Management has determined, based upon all available positive and negative evidence, that all deferred tax assets are more likely than not to be realized. As a result, no valuation allowance has been recorded to offset the deferred tax assets.

FILTRATION

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except where otherwise noted)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31 are presented as follows:

2013
Current:
Deferred tax assets:
Self insurance	$81
Compensated absences	98
Workers’ compensation	30
Warranty	45
Other	24

Deferred tax assets	278
Deferred tax liabilities
Inventory reserves	(234)

Net current deferred tax assets	$44

2013
Non-current:
Deferred tax assets:
Workers’ compensation	89
Deferred tax liabilities:
Property, plant, equipment and other	(2,079)
Intangible assets	(3,091)
Other	(44)

Deferred tax liabilities	(5,214)

Net non-current deferred tax liabilities	(5,125)

Total net deferred tax liabilities	$(5,081)

Management reviewed all tax positions taken for Filtration in order to determine any uncertain tax positions that are required to be recognized and measured. Recognition is required to the extent that a tax position is not more likely than not to be sustained upon examination by the tax authorities. Measurement is based on the amount of tax benefit for which there is a greater than fifty percent chance of realization upon settlement with the taxing authority. The Parent had recorded uncertain tax liabilities related to not filing tax returns in certain state jurisdictions in which it had nexus resulting from property located within those states. For financial statement purposes, Filtration has assumed that it has previously filed in all jurisdictions, including those that the Parent had not previously filed in, and that the historical current taxes of Filtration had been paid by the Parent. Filtration has also included all jurisdictions in which it has nexus in the computation of current and deferred taxes as presented in the statement of operations. As a result, management has determined that no uncertain tax positions exist for Filtration.

Filtration is subject to routine audit by many different tax authorities. With few exceptions, the Business is no longer subject to U.S. federal, state and local examinations by tax authorities for years prior to 2007. The Internal Revenue Service has completed an examination of the 2008 through 2010 U.S. federal income tax returns. These examinations did not result in any additional income tax expense.

FILTRATION

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except where otherwise noted)

(16)	401(k) Plan

Substantially all of Filtration’s employees are eligible to participate in the Stanadyne Corporation Savings Plus Plan (“401(k) Plan”), sponsored by the Parent. The 401(k) Plan provides such employees with the opportunity to save for retirement on a tax deferred basis. Effective April 2007, the 401(k) Plan was amended to: (i) increase matching contribution to 100% of employee pre-tax contributions on the first 1% of compensation and 50% of employee pre-tax contributions on the next 5% of compensation so that if an employee contributes 6% of compensation, the match would total 3.5% of that employee’s compensation; and (ii) provide for automatic enrollment at 3% of compensation for all new employees and all current employees who were not then contributing 3% or more of compensation. Stanadyne made matching contributions for Filtration employees of $348.7 during the year ended December 31, 2013.

(17)	Stock Options

Stock Options. In August 2004, Holdings established the 2004 Equity Incentive Plan (the “Option Plan”) to provide for the award of non-qualified stock options to attract and retain people who are in a position to make a significant contribution to the success of Stanadyne and its subsidiaries. Certain Filtration employees have been granted stock options to purchase shares of Holdings under this plan. Awards granted under the Option Plan vest over a period of one to four years contingent upon achievement of certain financial performance targets as defined by the Option Plan and expire 10 years after the date of grant.

The Business uses a Black-Scholes option-pricing model to calculate the fair value of options. The key assumptions for this valuation method include the expected term of the option, stock price volatility, risk-free interest rate, dividend yield, exercise price, fair value of common stock, probability that financial targets will be met, and forfeiture rate. Many of these assumptions are judgmental and highly sensitive in the determination of compensation expense.

Presented below is a summary of stock option activity for the Option Plan related to the Business for the year ended December 31, 2013.

	Outstanding		Exercisable
	Stock Options Outstanding	Weighted Average Exercise Price ($)	Stock Options Outstanding	Weighted Average Exercise Price ($)
December 31, 2012	150,000	$0.66	12,500	$0.47

Exercised	—	—	—	—
Cancelled	—	—	—	—
Vested	—	—	—	—
Granted	—	—	—	—

December 31, 2013 (1)	150,000	$0.66	12,500	$0.47

(1)	The weighted average remaining life of options outstanding as of December 31, 2013 was 4.1 years.

As of December 31, 2013, there was no unrecognized compensation cost related to non-vested share-based compensation awards granted under the Option Plan. No compensation expense is expected to be recorded as management determined that it is not probable that the financial performance targets associated with the awards will be achieved. There was no stock-based employee compensation expense in 2013. There were 137,500 non-vested stock options outstanding at December 31, 2013. The weighted average grant date fair value of non-vested stock options was $0.22 per share as of December 31, 2013.

FILTRATION

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except where otherwise noted)

(18)	Significant Customers

Sales to customers and their affiliates which represented approximately 10% or more of consolidated total net sales of the Business were as follows:

	Year Ended December 31, 2013
	Sales	% of total Net Sales
Significant Customers:
Deere & Company (“Deere”)	$36,532	33.9%
WIX Filters (“WIX”)	$12,787	11.9%

Accounts receivable balances with Deere and its affiliates were $3,510 at December 31, 2013.

Accounts receivable balances with WIX and its affiliates were $2,384 at December 31, 2013.

(19)	Commitments and Contingencies

Filtration is involved in various legal and regulatory proceedings generally incidental to its business. While the results of any litigation or regulatory issue contain an element of uncertainty, management believes that the outcome of any known, pending or threatened legal proceeding, or all of them combined, will not have a material adverse effect on Filtration’s financial position or results of operations.

The Business provides a limited warranty for specific products and recognizes the projected cost for this warranty in the period the products are sold. The Business’ warranty accrual is included as a component of accrued liabilities in the balance sheet. Changes in the Business’ warranty accrual are presented below:

2013
Warranty liability, beginning of year	$3
Warranty expense based on products sold	296
Warranty claims paid	(174)

Warranty liability, end of year	$125

(20)	Subsequent Events

On April 28, 2014, Stanadyne Corporation entered into an agreement to sell Filtration to Clarcor, Inc., for $325 million, subject to contractually agreed adjustments. The transaction is expected to close on or before May 9, 2014.

The Business evaluated subsequent events through April 28, 2014, the date of the financial statement issuance, and noted no additional events or transactions that have occurred requiring recognition or disclosure in the financial statements